REVOLVING PROMISSORY NOTE

$1,000,000.00

Tulsa, Oklahoma
Effective January 25, 2008

KNOW ALL MEN BY THESE PRESENTS, THAT:

FOR VALUE RECEIVED, the undersigned, SHUMATE INDUSTRIES INC., a Delaware corporation ("Industries"), SHUMATE MACHINE WORKS, INC., a Texas corporation ("Machine"), HEMIWEDGE VALVE CORPORATION, a Texas corporation ("Hemiwedge") (Industries, Machine, and Hemiwedge are sometimes collectively referred to herein as the "Borrowers"), promise to pay to the order of STILLWATER NATIONAL BANK AND TRUST COMPANY, STILLWATER, OKLAHOMA, a national banking association ("Lender"), on or before April 19, 2009 (hereinafter called the "Maturity Date") the principal sum of ONE MILLION DOLLARS ($1,000,000.00) (hereinafter called the "Face Amount"), or so much thereof which is actually outstanding from time to time, in lawful money of the United States of America, together with all costs herein provided and interest at the "Interest Rate" (defined below) on the principal balance outstanding hereof and thereon from the date hereof until said amounts shall have been paid in full as more specifically provided below.

This Note will evidence a revolving line of credit to Borrowers. Subject to the terms and conditions of the Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement") pertaining to the loan evidenced by this Note, between Borrowers and Lender. Unless otherwise defined herein, all terms used herein shall have same definitions as set forth in the Loan Agreement. Borrowers shall be permitted to obtain advances from the Lender in accordance with the terms of this Note and the Loan Agreement, amounts having the aggregate principal balance at any one time not exceeding the lesser of (i) the "Borrowing Base", or (ii) the face amount. Advances under this Note shall be made in accordance with the Loan Agreement. Borrowers jointly and severally agree to be liable for all sums advanced in accordance with the Loan Agreement. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (i) any of the Borrowers is in default under the terms of this Note, the Loan Agreement, the "Security Agreement" or any agreement that Borrowers have with Lender, including any agreement made in connection with the signing of this Note; (ii) any of the Borrowers ceases doing business or is insolvent; (iii) any of the Borrowers has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (iv) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrowers. For these purposes Borrowing Base, Trade Accounts Receivable and Eligible Trade Accounts Receivable will have the meaning as defined in the Loan Agreement.

Interest on this Note will be paid at the interest rate equal to the Prime Rate plus two percent (2%) per annum. "Prime Rate" means the prime rate as published in the "Money Rates Section" of the *Wall Street Journal*, which rate is not necessarily the lowest rate of interest charged by the Lender. All interest will be computed for the actual number of days elapsed at a per diem charge based on a year consisting of three hundred sixty (360). Interest only on the Note will be paid

January 28, 2008 MM MEM 28th MM MEM

monthly commencing on ~~February 15, 2008~~, and on the ~~15~~th day of each month thereafter. On the Maturity Date, all accrued but unpaid interest and the unpaid principal balance shall be due and payable, PROVIDED, HOWEVER, every so often as the principal balance of this Note shall ever exceed the Borrowing Base, Borrowers shall immediately notify Lender of such event and Borrowers shall immediately, without the necessity of Lender making a demand or giving notice to Borrowers or to any person obligated to pay the indebtedness of this Note, pay Lender so much of the outstanding principal so that the then remaining principal balance shall equal or be less than the Borrowing Base.

This Note is executed and delivered in connection with the Loan Agreement. Pursuant to the Loan Agreement, this Note, together with one other note of the same date create new indebtedness in addition to the existing indebtedness of the Borrower to the Lender.

Advances and payments hereunder may, at the option of the Lender, be recorded on this Note or on the books and records of the Lender and will be prima facie evidence of said advances, payments and unpaid balance of this Note. All payments will first be applied to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds.

The Borrowers will have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty.

The Borrowers jointly and severally agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under any instrument securing payment of this Note, the Borrowers will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.

Any sum not paid when due, by acceleration or otherwise, will bear interest at the per annum rate equal to the Prime Rate plus six percent (6%) and such interest which has accrued will be paid at the time of and as a condition precedent to curing any default hereunder. During the existence of any such default, the Lender may apply any payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing this indebtedness as the Lender determines from time to time.

This Note is issued by the Borrowers and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Tulsa County, Oklahoma. This Note is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Note or any instrument securing payment of this Note may be instituted in the courts of the State of Oklahoma sitting in Tulsa County, Oklahoma, or the United States District Court sitting in Tulsa, Oklahoma, as the Lender may elect, and by execution and delivery of this Note, the Borrowers jointly and severally irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any

objection any of the Borrowers might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

Payment of this Note is secured by a certain Security Agreement of even date herewith. On the breach of any provision of this Note, the Term Note the Loan Agreement, the Security Agreement, any of the Loan Documents or any instrument securing payment of this Note, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

The Borrowers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

SHUMATE INDUSTRIES, INC., (formerly EXCALIBUR INDUSTRIES, INC.), a Delaware corporation

By: ______________________________
Name: Matthew C. Flemming
Title: Chief Financial Officer

SHUMATE MACHINE WORKS, INC. a Texas corporation

By: ______________________________
Name: Matthew C. Flemming
Title: Chief Financial Officer

HEMIWEDGE VALVE CORPORATION, a Texas corporation

By: ____________________________
Name: Larry C Stuhmarr
Title: President

(the "Borrowers")